UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005


              MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact name of registrant as specified in its charter)

            HAWAII                    1-6510            99-0107542
(State or other jurisdiction of    (Commission       (I.R.S. Employer
incorporation or organization)     File Number)      Identification No.)


120 Kane Street, P. O. Box 187, Kahului, Maui, Hawaii   96733-6687
      (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:  (808) 877-3351

                              NONE
  Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2005, David C. Cole, Chairman, Chief Executive Officer and President of the Company, and Stephen M. Case, a significant stockholder of the Company, entered into a Memorandum Agreement whereby Messrs. Cole and Case, or their nominees, will together form a limited liability company for the purpose of making investments. Mr. Cole, or his nominee, Aquaterra, Inc., a Delaware corporation owned by Mr. Cole, will be the manager of the limited liability company and will make essentially all investment decisions for the entity. Upon formation, Mr. Cole will contribute $100,000, and Mr. Case will contribute 100,000 times the price of the Company's stock on the day prior to the funding of the limited liability company, less $1,325,000.
After Mr. Cole receives a special allocation of income that is equal to the initial contributions of both Cole and Case, all other income will be allocated equally between Messrs. Cole and Case. The limited liability company is expected to be formed by August 31, 2005, upon which the contributions described above will be made. Upon dissolution of the limited liability company, Mr. Cole will receive a distribution of $100,000 and any remaining capital will be distributed to Messrs. Cole and Case in proportion to their remaining capital accounts.

The Memorandum Agreement replaces an agreement dated August 12,
2003 in which Mr. Cole was granted the right to purchase 100,000 shares of common stock of the Company owned by the Stephen M.
Case Revocable Trust.










                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                            MAUI LAND & PINEAPPLE COMPANY, INC.



August 3, 2005          /S/ FRED W. RICKERT
Date                        Fred W. Rickert
                            Vice President/Chief Financial Officer
                            (Principal Financial Officer)